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                                                                    EXHIBIT 23.3


               [LeBOEUF, LAMB, GREENE & MacRAE L.L.P. LETTERHEAD]


                                  May 28, 1998


Financial Pacific Insurance Group, Inc.
3850 Atherton Road
Rocklin, California 95765

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-1, Registration No. 333-50511, as amended to date (the "Registration Statement"), regarding the registration under the Securities Act of 1933, as amended, of the sale in an underwritten public offering of up to 2,375,000 authorized but unissued shares of the common stock ("Common Stock") of Financial Pacific Insurance Group, Inc. (the "Company") and 500,000 shares of the Common Stock currently held by existing stockholders of the Company, we hereby consent to the reference to LeBoeuf, Lamb, Greene & MacRae, L.L.P. under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                        Very truly yours,


                                        /s/  KENNETH B. SCHNOLL
                                        ---------------------------
                                             Kenneth B. Schnoll